SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

October 6, 2015
 Date of Report (date of earliest event reported):

GEOBIO ENERGY, INC.
 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

1200 Westlake Ave N, Suite 604
Seattle, WA 98109
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (425) 444-8223

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Section 5 - Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of January 30, 2015, GeoBio Energy, Inc. (“GeoBio”) (the “Company”) received the resignation of Andrew Badolato as the Company’s Director and Vice President of Corporate Finance. Mr. Badolato has held this position since August 22, 2014. The company acknowledges that Mr. Badolato has received zero cash or equity compensation from GeoBio in connection with Mr. Badolato’s intended purpose of exploring the feasibility of a recapitalization of GeoBio, which would possibly have included a debt restructuring and or adjustment to the classes of equity for approval by the majority of creditors and the Board of Directors of GeoBio. Mr. Badolato did not participate in or take any actions on behalf of the company. Mr. Badolato’s   resignation is effective as of January 30, 2015 and  was unrelated to any disagreement or discrepancy with the Company on any matter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 4, 2015

GEOBIO ENERGY, INC.

By:	/s/ Clayton Shelver
Director